Exhibit 10.8

EXECUTION COPY

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of this 15th day of March, 2010 (the “Date of Grant”), by and between Aventine Renewable Energy Holdings, Inc. (the “Company”) and Ben Borgen (the “Participant”).

W I T N E S S E T H:

WHEREAS, pursuant to the Aventine Renewable Energy Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”), the Company desires to afford the Participant the opportunity to acquire ownership of the Company’s common shares, $0.001 par value per share (“Common Shares”), so that the Participant may have a direct proprietary interest in the Company’s success.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.             Grant of Option.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the right and option (the right to purchase any one Common Share hereunder being an “Option”) to purchase from the Company, at a price of $45.60 per share (the “Option Price”), an aggregate of 51,300 Common Shares (the “Option Shares”).  The Options granted hereunder shall expire ten (10) years following the Date of Grant.

2.             Limitation on Exercise of Option.

(a)           Subject to the terms and conditions set forth herein and the Plan, the Participant will become vested in the Options as follows: (i) 8,550 Options will vest and become exercisable each of the first two anniversaries of the Date of Grant, (ii) an additional 8,550 Options will vest and become exercisable on December 31, 2012, and (iii) the remaining 25,650 Options will vest and become exercisable subject to the attainment of reasonable performance criteria to be determined by the Board, and once so determined will be set forth on Annex A hereto; provided, that, the Participant is then employed by the Company.

(b)           Notwithstanding the foregoing, in the event that the Participant’s employment with the Company is terminated (i) by the Company without Cause (as defined in the Employment Agreement between the Company and the Participant dated as of March 15, 2010 (the “Employment Agreement”)), or (ii) by the Participant for Good Reason (as defined in the Employment Agreement), the Options shall immediately vest and become exercisable in full.

(c)           Change in Control.  Upon the occurrence of a Change in Control (as defined in the Employment Agreement), the Options shall immediately vest and become exercisable in full.

3.             Post-Termination Exercise Period. If the Participant’s termination of employment is due to (i) (a) the Participant’s death, (b) the Participant’s termination by the

Company for Disability (as defined in the Employment Agreement) or without Cause, or (c) due to the expiration of the Term of Employment (as defined in the Employment Agreement), all vested Options then held by the Participant shall remain exercisable until the earlier of (x) the first anniversary of the Date of Termination (as defined in the Employment Agreement) and (y) the expiration of the Option Period, and shall thereafter terminate; or (ii) termination by the Participant with or without Good Reason, all vested Options then held by the Participant shall remain exercisable until the earlier of (x) ninety days following the Date of Termination and (y) the expiration of the Option Period, and shall thereafter terminate.  If the Participant’s termination of employment is for any other reason, all unvested Options (and in the case of a termination by the Company for Cause, all vested Options) shall terminate on the Date of Termination.

4.             Method of Exercising Option.

(a)           Payment of Option Price.  Options, to the extent vested, may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased.  Such notice shall be accompanied by the payment in full of the aggregate Option Price.  Such payment shall be made: (i) in cash or by check, bank draft or money order payable to the order of the Company, (ii) through a cashless exercise whereby the Company reduces the number of Common Shares issuable upon exercise with a value equal to the aggregate Option Price and withholding obligation, (iii) solely to the extent permitted by applicable law, if the Common Shares are then traded on an established securities exchange or system in the United States, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the aggregate Option Price or (iv) on such other terms and conditions as the Committee may permit, in its sole discretion.

(b)           Tax Withholding.  At the time of exercise, the Participant shall pay to the Company such amount as the Company deems necessary to satisfy its obligation, if any, to withhold federal, state or local income or other taxes incurred by reason of the exercise of Options granted hereunder.  Such payment shall be made: (i) in cash, (ii) by having the Company withhold from the delivery of Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the minimum withholding obligation, (iii) by delivering Common Shares owned by the holder of the Option that are Mature Shares, or (iv) by a combination of any such methods.  For purposes hereof, Common Shares shall be valued at Fair Market Value.

5.             Issuance of Shares.  Except as otherwise provided in the Plan, as promptly as practical after receipt of such written notification of exercise and full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Participant the number of Option Shares with respect to which Options have been so exercised (less shares withheld for payment of the Option Price and/or in satisfaction of tax withholding obligations, if any), and shall deliver to the Participant a certificate or certificates therefor, registered in the Participant’s name.

6.             Non-Transferability.  The Options are not transferable by the Participant otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by him/her (or his or her legal representative in the event of incapacity).  No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.  Notwithstanding the foregoing, the Participant may transfer the Options to an Immediate Family Member in accordance with Section 16(b)(ii) and (iii) of the Plan.

7.             Call/Sale Participation/Piggy-Back Rights.  The Options granted hereunder shall be subject to the provisions contained in Section 6 of the Employment Agreement, which are incorporated herein by reference.

8.             Rights as Shareholder.  The Participant or a transferee of the Options shall have no rights as shareholder with respect to any Option Shares until he shall have become the holder of record of such shares, and no adjustment shall be made for dividends or distributions or other rights in respect of such Option Shares for which the date on which shareholders of record are determined for purposes of paying cash dividends on Common Shares is prior to the date upon which he/she shall become the holder of record thereof.

9.             Adjustments.  The Options granted hereunder shall be subject to adjustment in accordance with Section 12 of the Plan.

10.           Compliance with Law.  Notwithstanding any of the provisions hereof, the Participant hereby agrees that he/she will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Participant hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority.  Any determination in this connection by the Committee shall be final, binding and conclusive.

11.           Notice.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him at his address as recorded in the records of the Company.

12.           Non-Qualified Stock Options.  The Options granted hereunder are not intended to be incentive stock options within the meaning of Section 422 of the Code.

13.           Binding Effect.  Subject to Section 6 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

14.           Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to its conflict of law principles.

15.           Plan.  The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.  All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.  Notwithstanding anything herein or in the Plan to the contrary, the provisions of Section 15 of the Plan shall not apply to the Participant.

16.           Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review.  The resolution of such a dispute by the Committee shall be binding on the Company and the Participant.

17.           No Right to Continued Employment.  Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s employment.

18.           Severability.  Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

19.           Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

20.           Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:
Name: Tom Manuel
Title: Chief Executive Officer

PARTICIPANT

By:
Name: Ben Borgen

ANNEX A

[PERFORMANCE CRITERIA]